CERTIFICATE OF NAME CHANGE AMENDMENT

TO

DECLARATION OF TRUST

OF

NUVEEN CALIFORNIA AMT-FREE MUNICIPAL INCOME FUND

The undersigned, being a majority of the Trustees of Nuveen California AMT-Free Municipal Income Fund (the “Trust”), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Declaration of Trust made on the 29th day of July, 2002 by the Trustees thereunder (as amended from time to time, the “Declaration”), do hereby amend the Declaration, effective as of 8:59 a.m., Eastern time, on the 28th day of December, 2016, as follows:

1.        Section 1 of Article I of the Declaration is amended to read in its entirety as follows:

Section 1.        Name. This Trust shall be known as the “Nuveen California AMT-Free Quality Municipal Income Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

All references to the name of the Trust in the Declaration are hereby amended accordingly.

2.        Except as amended hereby, the Declaration remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 12th day of December, 2016.

/s/ William Adams IV	/s/ Margo L. Cook
William Adams IV	Margo L. Cook,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ David J. Kundert	/s/ Albin F. Moschner
David J. Kundert,	Albin F. Moschner,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ John K. Nelson	/s/ William J. Schneider
John K. Nelson,	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Terence J. Toth	/s/ Margaret L. Wolff
Terence J. Toth,	Margaret L. Wolff,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606